OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints William J. Landes, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 13, 2006.


             SIGNATURE                                  TITLE


/s/ William J. Landes                      President, Chief Executive Officer
--------------------------------------     and Principal Manager
William J. Landes


/s/ Gerald Hellerman                       Manager
--------------------------------------
Gerald Hellerman


/s/ George W. Morriss                      Manager
--------------------------------------
George W. Morriss


/s/ Paul D. Malek                          Manager
--------------------------------------
Paul D. Malek


/s/ Ross Weissman                          Treasurer and Chief Financial Officer
--------------------------------------
Ross Weissman